Exhibit 4.1

NUMBER *PRA1* THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y.	REDWOOD TRUST, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	SHARES SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 758075 808

THIS CERTIFIES THAT

**SPECIMEN**

IS THE OWNER OF

fully paid and nonassessable shares of the 10.00% Series A Fixed-Rate Reset Cumulative REDEEMABLE Preferred Stock, par value $0.01 per share, of

Redwood Trust, Inc.

(the "Company") transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

Countersigned and Registered:	Computershare Trust Company, N.A.
	Transfer Agent and Registrar		(SEAL)

[Seal]

By:
Authorized Signature

REDWOOD TRUST, INC.

IMPORTANT NOTICE

Classes of Stock

THE COMPANY’S CHARTER authorizes ITS board of directors to classify and reclassify from time to time any unissued shares of THE COMPANY’S stock into other classes or series of stock, including preferred stock, and to cause the issuance of such shares. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

THE SHARES OF THE COMPANY’S 10.00% SERIES A Fixed-Rate Reset CUMULATIVE REDEEMABLE PREFERRED STOCK (“SERIES A PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, The company’s charter prohibits any person from acquiring or holding beneficial ownership (as defined in the charter) of shares of any class of our capital stock in excess of 9.8%, in number of shares or value, of the outstanding shares of such class of capital stock. All Series A Preferred Stock will be counted as a single class of capital stock for purposes of the 9.8% ownership limitation applicable to our capital stock in the charter. Additionally, the company’s articles supplementary establishing the terms of the Series A Preferred Stock will prohibit any person from acquiring or holding beneficial ownership (as defined in the articles supplementary) or constructive ownership (as defined in the articles supplementary) of shares of the Series A Preferred Stock in excess of 9.8%, in number of shares or value, of the outstanding shares of the Series A Preferred Stock. The number and value of shares of our outstanding capital stock is determined by the company’s board of directors, which determination is conclusive. The acquisition of less than 9.8% of the shares of Series A Preferred Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Series A Preferred Stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Series A Preferred Stock and thus violate the ownership limitations in the company’s charter or the articles of supplementary. Any acquisition by a holder of Series A Preferred Stock that results in such holder violating the ownership limitations in the company’s charter or the articles supplementary may not be valid. In addition, no holder of Series A Preferred Stock will be entitled to convert the Series A Preferred Stock into the company’s common stock to the extent that receipt of the company’s common stock would cause the holder to violate the ownership limitations in the company’s charter or the articles supplementary unless the company provide an exemption from these ownership limitations to such holder at the company’s sole discretion. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Keep this Certificate in a safe place. If it is lost, stolen, or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties		(Custodian)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                                                                DOES HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the 10.00% Series A Cumulative Fixed-Rate Reset Redeemable Preferred Stock represented by the within Certificate and does hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated ______________________________________________

X
X
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.